UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Rule 14a-12

PARKS! AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

FOCUSED COMPOUNDING FUND, LP
ANDREW KUHN
GEOFF GANNON
JAMES FORD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Focused Compounding Fund, LP made a social media post containing a press release that was filed as soliciting materials, and such post was shared on social media by Jacob McDonough, who Focused Compounding Fund, LP has nominated for election to Parks! America, Inc.’s board of directors at the 2024 Annual Meeting of shareholders scheduled for June 6, 2024. The contents of such social media posts are below:

Additional Information

Focused Compounding Group, LP, Focused Compounding Capital Management, LLC, Andrew Kuhn, Geoffrey Gannon and James Ford (collectively, the “Focused Compounding Group”) have filed a contested definitive Proxy Statement (the “Proxy Statement”) together with a proxy card with the SEC in connection with the proxy solicitation the Focused Compounding Group initiated regarding the Special meeting of Shareholders of Parks! America, Inc. (“Parks!”) scheduled for February 26, 2024 (the “Proxy Solicitation”). Parks! has also scheduled an Annual Meeting of Shareholders for June 6, 2024.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE PROXY STATEMENT TO BE FILED IN CONNECTION WITH THE ANNUAL MEETING WHEN AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS THAT THE FOCUSED COMPOUNDING GROUP FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain, free of charge, copies of the Proxy Statement, and any amendments or supplements thereto and any other documents (including the proxy card) at the SEC's website (http://www.sec.gov).

Certain Information Regarding Participants

The respective members of the Focused Compounding Group may be deemed to be participants in the solicitation of proxy cards from shareholders in connection with the Proxy Statement. Additional information regarding the identity of these participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and certain other materials filed with the SEC in connection with the Proxy Solicitation.